Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2020 FOURTH QUARTER RESULTS

–Significant margin improvement led to Q4 Adjusted EBITDA growth compared to Q4 2019 at all local and regional Nevada casino properties
–Positive Q4 Adjusted EBITDA at The STRAT despite increased restrictions and decreased travel volume in November and December
–Nevada and Montana Distributed Gaming Q4 revenue and Adjusted EBITDA exceeded Q4 2019 levels
–Ended 2020 with approximately $104 million cash on hand and no revolver borrowings
–Q1 2021 business trends improving over Q4 2020 performance
LAS VEGAS — March 11, 2021 — Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2020.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our fourth quarter started strong with record October Adjusted EBITDA. However, tightened operating restrictions across all our businesses due to the pandemic began in November and extended through December, impacting overall fourth quarter results. Despite these challenges, our fourth quarter continues to demonstrate that the adjustments we have made to our operations provide a foundation for sustainable margin improvements which are expected to provide a significant lift to our Adjusted EBITDA and free cash flow as business volume returns to normalized levels.
“Reflecting a margin improvement of more than 1,000 basis points, fourth quarter Adjusted EBITDA for our Las Vegas locals casinos increased 21% compared to the same period last year despite a 6.5% decline in revenue as a result of reduced capacity and other restrictions. While The STRAT generated positive Adjusted EBITDA in the fourth quarter, the property was particularly impacted by the restrictions in place during the period which significantly impacted occupancy in November and December. Adjusted EBITDA for all of our Nevada casinos excluding The STRAT, increased 5.6% year over year as we improved the Adjusted EBITDA margin by 840 basis points. Our Maryland property was also impacted by restrictions and adverse weather during the quarter. For our total casino operations excluding The STRAT, our focus on continued expense management drove an Adjusted EBITDA margin improvement of approximately 670 basis points year over year to approximately 37% in the fourth quarter. In addition, both our Nevada and Montana distributed gaming operations grew revenue and Adjusted EBITDA in the fourth quarter over the prior-year period.
“We are encouraged by the increased business volumes since state restrictions began to ease and believe that as the vaccination rollout progresses, Las Vegas will benefit from pent up demand as well as the resumption of retail and business travel. Looking forward, we expect the changes we have made to our cost structure will provide us with sustainable margin improvements which are expected to result in higher cash generation and allow us to reduce leverage, pursue future strategic initiatives and return capital to shareholders.”
Consolidated Results
The Company reported 2020 fourth quarter revenues of $205.6 million compared to $242.1 million in the fourth quarter of 2019. Net loss for the fourth quarter of 2020 was $18.5 million, or a loss of $0.66 per share, compared to a net loss of $7.7 million, or $0.28 per share, in the fourth quarter of 2019. Adjusted EBITDA was $38.9 million for the fourth quarter of 2020 compared to Adjusted EBITDA of $43.1 million for the fourth quarter of 2019.

Casinos
Casino revenues were $112.6 million in the fourth quarter of 2020 compared to $150.2 million in the fourth quarter of 2019. Casino Adjusted EBITDA was $33.4 million compared to $41.7 million in the fourth quarter of 2019.
Distributed Gaming
Distributed Gaming revenues for the fourth quarter of 2020 were $93.0 million compared to $91.7 million in the fourth quarter of 2019. Distributed Gaming Adjusted EBITDA was $13.6 million compared to $13.2 million in the fourth quarter of 2019.
Debt and Liquidity
As of December 31, 2020, the Company had cash and cash equivalents of $103.6 million. Total debt was approximately $1.2 billion, consisting primarily of $772 million in term loan borrowings outstanding under the Company’s existing credit facility and $375 million of senior unsecured notes. There were no outstanding borrowings under the Company's $200 million revolving credit facility as of December 31, 2020.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today March 11, 2021 at 4.30 p.m. Eastern Time, to discuss the fourth quarter 2020 results. The conference call may be accessed live over the phone by dialing (844) 465-3054 or for international callers by dialing (480) 685-5227; the passcode is 2964498. A replay will be available beginning at 3:00 p.m. PT today and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 2964498. The replay will be available until March 14, 2021. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements include statements regarding the impact of the 2019 novel coronavirus (“COVID-19”) pandemic on the Company’s business; the return of business volumes to normalized levels as the pandemic subsides; anticipated future performance and demand as vaccination rollouts progress and state restrictions ease; the Company’s strategies, objectives and business opportunities; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs or other financial items, including future cash generation and ability to reduce leverage and return capital to shareholders; the sustainability of margin improvements; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments, including government-mandated closures or travel restrictions; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its casino and other acquisitions; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, acquisition and severance expenses, preopening and related expenses, loss (gain) on asset disposal, share-based compensation expenses, change in fair value of derivative, and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Preopening and related expenses” as inclusive of rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The STRAT rebranding and the launch of the True Rewards loyalty program.
About Golden Entertainment, Inc.
Golden Entertainment owns and operates gaming properties across two divisions – casino operations and distributed gaming. Golden Entertainment operates over 16,000 slots, 120 table games, and 6,200 hotel rooms. Golden Entertainment owns ten casino resorts – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at over 1,000 locations and owns over 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Gaming	$147,340	$146,197	$476,753	$578,803
Food and beverage	31,681	49,962	112,081	202,933
Rooms	17,314	30,045	71,411	132,193
Other	9,293	15,930	33,910	59,481
Total revenues	205,628	242,134	694,155	973,410
Expenses
Gaming	85,570	84,787	275,041	334,941
Food and beverage	24,922	40,278	92,202	159,728
Rooms	10,283	15,457	39,935	62,510
Other operating	2,510	4,924	11,789	21,333
Selling, general and administrative	47,122	55,560	179,412	225,848
Depreciation and amortization	29,793	29,740	124,430	116,592
Impairment of goodwill and intangible assets	6,092	—	33,964	—
Acquisition and severance expenses	343	393	3,710	3,488
(Gain) loss on disposal of assets	(14)	320	803	919
Preopening expenses	121	175	308	1,934
Total expenses	206,742	231,634	761,594	927,293
Operating (loss) income	(1,114)	10,500	(67,439)	46,117
Non-operating expense
Interest expense, net	(17,535)	(18,174)	(69,110)	(74,220)
Loss on extinguishment and modification of debt	—	—	—	(9,150)
Change in fair value of derivative	—	(79)	(1)	(4,168)
Total non-operating expense, net	(17,535)	(18,253)	(69,111)	(87,538)
Loss before income tax benefit (provision)	(18,649)	(7,753)	(136,550)	(41,421)
Income tax benefit (provision)	180	81	(61)	1,876
Net loss	$(18,469)	$(7,672)	$(136,611)	$(39,545)

Weighted-average common shares outstanding
Basic	28,186	27,841	28,080	27,746
Dilutive impact of stock options and restricted stock units	—	—	—	—
Diluted	28,186	27,841	28,080	27,746
Net loss per share
Basic	$(0.66)	$(0.28)	$(4.87)	$(1.43)
Diluted	$(0.66)	$(0.28)	$(4.87)	$(1.43)

Golden Entertainment, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months December 31, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$97,628	$14,966	$73,059	$19,971	$4	$205,628

Net (loss) income	$(1,323)	$3,232	$7,172	$600	$(28,150)	$(18,469)
Depreciation and amortization	22,707	1,016	3,636	1,809	625	29,793
Impairment of goodwill and intangible assets	6,092	—	—	—	—	6,092
Acquisition and severance expenses	324	1	—	(1)	19	343
Preopening and related expenses (1)	—	—	—	—	121	121
Loss (gain) on disposal of assets	3	35	(57)	4	1	(14)
Share-based compensation	—	—	—	—	2,115	2,115
Other, net	1,052	(1)	—	—	464	1,515
Interest expense, net	269	6	448	—	16,812	17,535
Income tax benefit	—	—	—	—	(180)	(180)
Adjusted EBITDA	$29,124	$4,289	$11,199	$2,412	$(8,173)	$38,851

	Three Months December 31, 2019
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$133,852	$16,346	$72,776	$18,955	$205	$242,134

Net income (loss)	$13,288	$3,873	$7,005	$621	$(32,459)	$(7,672)
Depreciation and amortization	22,774	949	3,764	1,757	496	29,740
Acquisition and severance expenses	51	—	—	—	342	393
Preopening and related expenses (1)	61	—	67	—	135	263
Loss (gain) on disposal of assets	363	(1)	19	(61)	—	320
Share-based compensation	—	—	—	—	1,223	1,223
Other, net	95	—	52	—	475	622
Interest expense, net	264	1	15	1	17,893	18,174
Change in fair value of derivative	—	—	—	—	79	79
Income tax benefit	—	—	—	—	(81)	(81)
Adjusted EBITDA	$36,896	$4,822	$10,922	$2,318	$(11,897)	$43,061
(1) Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The STRAT rebranding and the launch of the True Rewards® loyalty program.

	Year Ended December 31, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$363,674	$51,636	$206,760	$71,496	$589	$694,155

Net (loss) income	$(32,085)	$10,145	$1,156	$865	$(116,692)	$(136,611)
Depreciation and amortization	94,801	4,144	15,651	7,284	2,550	124,430
Impairment of goodwill and intangible assets	33,964	—	—	—	—	33,964
Acquisition and severance expenses	2,776	155	571	40	168	3,710
Preopening and related expenses (1)	225	—	(1)	—	309	533
Loss (gain) on disposal of assets	1,263	65	(462)	49	(112)	803
Share-based compensation	—	—	—	—	9,637	9,637
Other, net	1,190	48	705	—	1,332	3,275
Interest expense, net	825	12	485	3	67,785	69,110
Change in fair value of derivative	—	—	—	—	1	1
Income tax provision	—	—	—	—	61	61
Adjusted EBITDA	$102,959	$14,569	$18,105	$8,241	$(34,961)	$108,913

	Year Ended December 31, 2019
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$545,231	$70,170	$285,012	$72,227	$770	$973,410

Net income (loss)	$64,034	$16,145	$25,536	$2,829	$(148,089)	$(39,545)
Depreciation and amortization	89,056	3,862	15,322	6,713	1,639	116,592
Acquisition and severance expenses	529	46	22	13	2,878	3,488
Preopening and related expenses (1)	2,708	15	1,482	—	343	4,548
Loss (gain) on disposal of assets	1,026	98	96	(296)	385	1,309
Share-based compensation	11	—	5		10,108	10,124
Other, net	405	—	52	—	1,759	2,216
Interest expense, net	576	5	68	5	73,566	74,220
Loss on extinguishment and modification of debt	—	—	—	—	9,150	9,150
Change in fair value of derivative	—	—	—	—	4,168	4,168
Income tax benefit	—	—	—	—	(1,876)	(1,876)
Adjusted EBITDA	$158,345	$20,171	$42,583	$9,264	$(45,969)	$184,394
(1) Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The STRAT rebranding and the launch of the True Rewards loyalty program.